                                                           EXHIBIT NO. EX-99.p.1

                      DFA INVESTMENT DIMENSIONS GROUP INC.
                        THE DFA INVESTMENT TRUST COMPANY
                  DIMENSIONAL EMERGING MARKETS VALUE FUND INC.
                        DIMENSIONAL INVESTMENT GROUP INC.
                         DIMENSIONAL FUND ADVISORS INC.
                               DFA SECURITIES INC.
                         DIMENSIONAL FUND ADVISORS LTD.
                               DFA AUSTRALIA LTD.

                                 CODE OF ETHICS

                        EFFECTIVE DATE: DECEMBER 18, 2002

General

     This  amended and  restated  Code of Ethics (the "Code") is adopted by: (i)
DFA  Investment  Dimensions  Group  Inc.,  The  DFA  Investment  Trust  Company,
Dimensional  Emerging  Markets Value Fund Inc. and Dimensional  Investment Group
Inc.  (collectively,  the "Funds");  (ii)  Dimensional  Fund Advisors  Inc., DFA
Australia  Ltd.  and   Dimensional   Fund  Advisors  Ltd.   (collectively,   the
"Advisors"); and (iii) DFA Securities Inc. (the "Distributor"), and is effective on this 18th day of December 2002,  pursuant to the  requirements  of Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

     As a general policy, under the Code, in connection with personal securities investments  of  employees  of the  Funds,  the  Advisors  and  the  Distributor
(collectively,  "Employers"),  such  persons,  at all  times,  shall  place  the interests of the Funds and the interests of other clients of the Advisors before the  employees' own personal  interests.  All personal  securities  transactions shall be conducted in a manner  consistent with the Code and to avoid any actual or  potential  conflict of interest and any abuse of an  employee's  position of trust and  responsibility.  An employee may not take inappropriate  advantage of his or her position(s) with Employers.

     In adopting the Code, the trustees and directors of the Funds, the Advisors and the  Distributor  recognize that, just as actions that appear to comply with the  Code may  nevertheless  be  inappropriate,  a  failure  to  adhere  to each requirement  of the Code in any  particular  situation may not indicate a per se violation of Rule 17j-1. Therefore, no presumption should be made that a failure to comply  with any  provision  of this Code that is not  mandated by Rule 17j-1 constitutes a violation of Rule 17j-1 or a fraud on the Funds.

1.   Definitions.  Terms not otherwise defined herein have the meanings assigned to them by Rule  17j-1  or by the 1940 Act and the  rules  and  regulations thereunder.

     (a)  "Access Person" means any director/trustee, officer or general partner of a Fund or Advisor. With respect to the Distributor,  Access Persons include  any  officer  or  director  who,  in the  ordinary  course of business,  makes, participates in or obtains information regarding the purchase or sale of Covered  Securities for any registered  investment company for which the Distributor  acts as the principal  underwriter.
          Access Persons also include employees of the Advisors, Distributor, or
          Funds who, in connection with their regular functions or duties, make, participate in, or obtain  information  regarding the purchase or sale of a Covered  Security  by the Funds,  or other  advisory  clients for which the  Advisors  provide  investment  advice,  or whose  functions relate  to the  making of any  recommendations  with  respect  to such purchases or sales, and any natural persons in a control  relationship with  one or more of the  Funds or  Advisors  who  obtain  information concerning  recommendations  made  to such  Funds  or  other  advisory clients with regard to the purchase or sale of a Covered Security,  or whose  functions or duties,  as part of the  ordinary  course of their business,  relate to the making of any  recommendation to the Funds or advisory clients regarding the purchase or sale of Covered Securities.

     (b)  "Beneficial  Ownership"  of a  security  shall  have the same  meaning ascribed thereto under rule 16a-1( a)(2) under the Securities Exchange
          Act of 1934.

     (c)  "Control" has the same meaning as in section 2(a)(9) of the 1940 Act.

     (d)  "Covered Security" means all securities  described in section 2(a)(36)
          of the 1940 Act,  except direct  obligations  of the Government of the
          United  States  /1/  ,  bankers'  acceptances,  bank  certificates  of deposit,  commercial paper,  high quality  short-term debt instruments
          (including  repurchase  agreements) and shares of registered  open-end investment companies./2/

     (e)  "Designated Officer" means the Secretary or the Assistant Secretary or other person acting as secretary or designated by the Ethics Committee as secretary for each of the Employers.

     (f)  "Disinterested  Trustee" means a director/trustee  of the Funds who is not  considered to be an  "interested  person" of the Funds within the meaning of section 2(a)(19)(A) of the 1940 Act.

     (g)  "Ethics  Committee" shall mean each Ethics Committee  appointed by the directors/trustees of each of the Employers.

     (h)  "Initial Public  Offering" means an offering of securities  registered under the  Securities  Act of 1933,  the issuer of which,  immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

     (i)  "Investment Personnel" means any employee of the Funds or the Advisors who, in connection with his or her regular functions or duties,  makes or  participates in making  recommendations  regarding the purchase or sale of  securities  by the Funds or other  advisory  clients,  or any natural  person who controls the Funds or the Advisors and who obtains information  concerning  recommendations  made to the  Funds  or other advisory  clients of the  Advisors  regarding  the purchase or sale of securities by the Funds or other advisory clients of the Advisors.

     (j)  "Limited  Offering" means an offering that is exempt from registration under the  Securities  Act of 1933 pursuant to section 4(2) or section
          4(6) or pursuant to rule 504, rule 505 or rule 506 thereunder.

     (k)  "Outside  Director"  means  a  director  of  any  Advisor  who  is not considered  to be an  "interested  person" of the  Advisor  within the meaning  of  section  2(a)(19)(B)  of the 1940  Act,  provided  that a director shall not be considered  interested for purposes of this Code of Ethics by virtue of being a director or  knowingly  having a direct or indirect  beneficial  interest in the  securities of the Advisor if such  ownership  interest  does not exceed  five  percent  (5%) of the outstanding voting securities of such Advisor.

     (l)  A "Security Held or to be Acquired" means any Covered  Security which, within  the most  recent 15 days,  is or has been held by the Funds or other  advisory  clients  of the  Advisors,  or is  being  or has been considered  by the Funds or the  Advisors for purchase by the Funds or other advisory clients of the Advisors,  and any option to purchase or sell,  and security  convertible  into or  exchangeable  for, any such
          Covered Security.

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/1/ For  Access  Persons  of U.S.  Employers.  For  Access  Persons  of the U.K.
Employer,  Covered Securities shall exclude direct obligations of the Government of the United Kingdom.  For Access Persons of the Australian  Employer,  Covered
Securities shall exclude direct  obligations of the  Commonwealth  Government of
Australia.

/2/ For  Access  Persons  of U.S.  Employers.  For  Access  Persons  of the U.K.
Employer and the Australian Employer,  Covered Securities shall exclude unlisted unit trusts registered under the local scheme.

The requirements of this Code are not applicable to transactions for any account over which the Access  Person has no  influence  or  control.  If in doubt,  the
Access  Person  may  state  on any  form  required  to be  completed  under  the provisions of this Code that he/she  disclaims any  Beneficial  Ownership in the securities involved.

2.   Prohibitions: Access Persons. No Access Person:

     (a)  in  connection  with the purchase or sale by such person of a Security
          Held or to be Acquired  by a  registered  investment  company or other advisory  clients  account  for  which  one of the  Advisors  acts  as
          investment   adviser  or  the   Distributor   acts  as  the  principal
          underwriter, including the Funds, shall:

          (i)  employ any device,  scheme or artifice to defraud such registered investment company;

          (ii) make to such registered  investment  company or advisory  account any untrue  statement of a material fact or omit to state to such registered  investment company a material fact necessary in order to make the statements made, in light of the circumstances  under which they are made, not misleading;

          (iii)engage  in  any  act,  practice,  or  course  of  business  which operates  or  would  operate  as a  fraud  or  deceit  upon  such registered investment company or advisory account; or

          (iv) engage  in  any  manipulative   practice  with  respect  to  such
               registered investment company or advisory account.

     (b)  shall purchase or sell,  directly or indirectly,  any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which to his or her actual knowledge at the time of such purchase or sale:

          (i)  is  being  considered  for  purchase  or sale by such  registered investment company or advisory account; or

          (ii) is then being  purchased  or sold by such  registered  investment company or advisory account.

     (c)  shall accept any personal  gift of more than de minimis value from any person or entity that does business  with, or on behalf of, the Funds, the Advisors or the Distributor.

     (d)  who is not a  Disinterested  Trustee,  shall  serve  on the  board  of directors of a publicly traded company,  except as provided in section
          5(f) herein.

3.   Prohibitions:   Investment  Personnel.  In  addition  to  the  above-stated
     prohibitions,  no Investment  Personnel  shall acquire any securities in an
     Initial Public Offering or Limited Offering,  except as provided in section
     4  herein.  Any  request  for  preclearance  pursuant  to  Section  4  must specifically  identify the  transaction  as an Initial  Public  Offering or
     Limited Offering, as appropriate.

4.   Preclearance.  Access  Persons of the Employers  (other than  Disinterested
     Trustees and directors of the Advisors who are not officers or employees of the Funds or any  Employer) are required to receive  written  approval from the President or an Executive  Vice  President of the  applicable  Employer prior to purchasing  or selling any Covered  Security for their own account or the  accounts  of  their  families  (including  the  spouse,  registered domestic partner, minor children and adults living in the same household as the Access Person), trusts of which they are trustees or in which they have a beneficial interest, or any other account with respect to which they have direct or indirect control of investment decisions. The form for requesting such  approval  is  attached  hereto as Exhibit A. Prior  approval  is more likely to be  granted  when  there  exists  only a remote  potential  for a conflict  of  interest  with the  Funds or other  advisory  clients  of the
     Advisors and the Distributor because the proposed transaction would be very unlikely  to affect a highly  institutional  market,  or when the  proposed transaction  clearly is not related  economically  to the  securities to be purchased,  sold or held by the Funds or by other  advisory  clients of the
     Advisors or the  Distributor.  The President of each Employer shall solicit prior approval of his or her personal  transactions from the Executive Vice
     President of that Employer and the Executive Vice  President  shall solicit approval of his or her personal  transactions from the President.  Any such prior  approved  transaction  must be completed by the close of business on the next  business day after  approval is received,  unless it is rescinded prior to execution, or unless the approval is granted with a specified time period that is shorter or longer.  The Secretary of the Funds, the Advisors or the  Distributor,  as the case may be,  shall  record any  action  taken pursuant to this section 4.

5.   Exemptions.  The  provisions  of sections 2, 3 and 4 of this Code shall not apply to:

     (a)  purchases  or sales  effected  in any  account  over  which the Access
          Person has no direct or indirect influence or control.

     (b)  purchases or sales of securities that are not eligible for purchase or sale  by  the  Funds  or by  other  clients  of  the  Advisors  or the
          Distributor.

     (c)  purchases or sales that are  non-volitional  on the part of the Access
          Person, the Funds or other clients of the Advisors or the Distributor.

     (d)  purchases that are part of an automatic dividend reinvestment plan.

     (e)  purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its  securities,  to the extent such rights were  acquired  from such  issuer,  and sales of such rights so acquired.

     (f)  service by an Access  Person on the board of  directors  of a publicly traded  company  if prior  approval  is  received  from  the  board of directors of the applicable Employer(s) of such appointment (provided, however, that Access Persons who are Disinterested  Trustees shall not be  required  to  obtain  prior  approval  to  serve  on the  board of directors  of a public  company).  In the event that the board of such
          Employer(s)  as the board deems  appropriate,  should  decide that the potential  for  conflicts  of  interest  exists  with  respect to such person's  obligations  as a  director  and  Employer's  duties  to its clients,  the board may refuse to approve the  appointment  or approve the  appointment  with  such  restrictions  on the  activities  of, or information  received  by,  such  Access  Person,  as the board  deems appropriate.

6.   Communications  with  Disinterested  Trustees and Outside  Directors.  As a regular  business  practice,  the Funds and the  Advisors  attempt  to keep directors/trustees  informed  with respect to the Funds' and the  Advisors'
     investment activities through reports and other information provided to the directors/trustees  in  connection  with board  meetings and other  events.
     However,  it is the  policy  of the  Funds  not  to  routinely  communicate
     specific   trading   information   and/or  advice  on  specific  issues  to
     Disinterested   Trustees   and  Outside   Directors   unless  the  proposed
     transaction presents issues on which input from the Disinterested  Trustees or Outside Directors is appropriate  (i.e., no information  should be given regarding  securities  for which current  activity is being  considered for clients).

7.   Procedural Matters. The Designated Officer of each Employer shall:

     (a)  Furnish  a copy of  this  Code to each  Access  Person  of the  Funds,
          Advisors and  Distributor and obtain from each Access Person a written acknowledgment  of the  receipt  thereof.  Each  Access  Person  shall provide the Designated  Officer,  on an annual basis, with an executed certificate  stating that he or she has read and  understood  the Code and  recognizes  that he or she is subject to the Code.  In  addition, each Access  Person shall  certify to the  Designated  Officer,  on an annual basis, that he or she has complied with the requirements of the
          Code  and  has   disclosed  or  reported   all   personal   securities
          transactions,  holdings  and  accounts  required  to be  disclosed  or reported pursuant to the requirements of this Code.

     (b)  Notify each such Access  Person of his/her  obligation to file reports as  required by section 8 of this Code and the  procedures  for filing such reports.

     (c)  Report to the Ethics  Committee  the facts  contained  in any  reports filed with the Designated  Officer  pursuant to section 8 of this Code when any such report  indicates that an Access Person may have engaged in a transaction in a Security Held or to be Acquired by the Fund in a
          manner which is inconsistent with this Code.

     (d)  Maintain any records required by paragraph (f) of Rule 17j-1.

     (e)  Implement procedures to safeguard the confidentiality of reports filed and records maintained pursuant to this Code.

     (f)  At least  annually,  furnish the boards of  directors/trustees  of the
          Funds a written report (which may be a joint report) that:

          (i)  certifies  that the  Employer has adopted  procedures  reasonably necessary to prevent Access Persons from violating the Code; and

          (ii) describes any issues  arising under the Code or procedures  since the last  report to the boards  including,  but not  limited  to, information  about  material  failures to comply with the Code or
               procedures  and  sanctions  imposed  in  response   thereto.

8.   Reporting by Access Persons.

     (a)  Upon  commencement  of employment (or upon becoming an Access Person), all Access  Persons,  other than  Disinterested  Trustees  and Outside
          Directors  must  disclose all holdings of Covered  Securities in which
          they  have  any  direct  or  indirect  Beneficial   Ownership  to  the
          Designated Officer. Such report shall be made within ten calendar days after  commencement  of employment (or upon becoming an Access Person)
          and shall  include the following  information  as of the date when the person became an Access Person (which  information  must be current as of a date no more than 30 days before the date of submission):

          (i)  The title,  number of shares and principal amount of each Covered
               Security in which such  Access  Person has any direct or indirect
               Beneficial Ownership when the person becomes an Access Person;

          (ii) The name of any  broker,  dealer  or bank  with  whom the  Access
               Person  maintains an account in which any securities are held for the direct or indirect  benefit of such person as of the date the person became an Access Person; and

          (iii) The date the report is submitted by the Access Person.

     (b)  In addition to the report  submitted  under 8(a),  every Access Person
          (other than  Disinterested  Trustees and Outside  Directors) must also submit an annual report of the information required by section 8(a) to the Designated  Officer annually within thirty calendar days after the last day of each calendar year.

     (c)  Within ten calendar  days after the end of each  calendar  quarter and except as provided in section (h) below,  every  Access  Person  shall report  to the  Designated  Officer  the  following  information  with respect to transactions  in any Covered  Security in which such Access
          Person has, or by reason of such transaction  acquires,  any direct or indirect Beneficial Ownership in the Covered Security:

          (i)  The date of the  transaction,  the title,  the interest  rate and maturity  date (if  applicable),  the  number of  shares  and the principal amount of each Covered Security involved;

          (ii) The nature of the transaction (i.e., purchase,  sale or any other type of acquisition or disposition);

          (iii) The price at which the transaction was effected;

          (iv) The name of the broker,  dealer or bank with or through  whom the transaction was effected; and

          (v)  The date the report is submitted by the Access Person.

     (d)  No person  shall be  required  to make the  reports  set forth in this section  with  respect  to  transactions  effected  for,  and  Covered
          Securities  held in, any account  over which such person does not have any direct or indirect  influence.  No Access  Person of the  Advisors shall be required to make the report  required under section (c) above with respect to information  which would be duplicative of information recorded  pursuant  to Rule  204-2(a)(12)  or  204-2(a)(13)  under the
          Investment Advisers Act of 1940.

     (e)  Any report  made  pursuant  to this  section 8 may contain a statement that the report  shall not be  construed as an admission by the person making such  report that he/she has any direct or indirect  Beneficial
          Ownership in the securities to which the report relates.

     (f)  All reports of securities  transactions and holdings filed pursuant to this section shall be deemed  confidential  and shall not be disclosed to any person  except as may be  necessary  to enforce this Code or as may be required by law.

     (g)  The Designated  Officer is responsible for enforcing the provisions of this Code,  detecting  violations of this Code,  reviewing  reports or other  statements  submitted  pursuant to section 8 of this Code,  and maintaining  the  confidentiality  of any  reports  or  other  records maintained  pursuant to this Code. In establishing  review  procedures for reports  submitted  pursuant to this Code, the Designated  Officer shall give due consideration to the types of securities reported,  the position of the person submitting the report,  the degree of access to current trading  information,  and the possible effect of the holdings or transactions on securities held by clients. The Ethics Committee is responsible for reviewing any such reports submitted by the Designated
          Officer.

     (h)  A Disinterested  Trustee who would be required to make a report solely by  reason  of  being a  director/trustee  of a Fund  need  not make a quarterly  transaction  report under  section 8(c) herein,  unless the director/trustee  knew or, in the ordinary course of fulfilling his or her  official  duties as a  director/trustee,  should  have known that during the 15 days immediately before or after the  director/trustee's transaction  in a  Covered  Security,  a Fund  purchased  or sold  the
          Covered  Security,  or a Fund or an Advisor  considered  purchasing or selling the Covered Security for a Fund.

     (i)  No report need be filed pursuant to section 8(b) if it would duplicate
          information   contained  in  broker  trade  confirmations  or  account
          statements  received by the Fund or Advisor on a timely basis and such confirmations  or  statements  contain  all  information  required  by section 8(b).

9.   Violations.

     (a)  Upon being  apprised of facts that  indicate  that a violation of this
          Code may have  occurred,  the Ethics  Committee  of each of the Funds,
          Advisors and the Distributor, as applicable,  shall determine whether, in its judgment,  the conduct being considered did in fact violate the provisions of this Code.  If the Ethics  Committee  determines  that a material  violation of this Code has  occurred,  the Ethics  Committee shall so advise its Board of  Directors  and the Board may impose such sanctions as it deems appropriate in the circumstances.  If the person whose conduct is being  considered by the Ethics Committee or Board is a member of the  Committee  or Board,  he/she shall not be eligible to participate  in the judgment of the Committee or Board as to whether a violation occurred or whether, or to what extent,  sanctions should be imposed.

     (b)  Sanctions for violation of this Code may include,  but are not limited to,  (i) a  requirement  to  cancel a trade or to forego  any  profits thereon,  (ii)  suspension  of the  privilege  of engaging in personal securities  transactions  for a period of time,  (iii) a fine,  and/or
          (iv) a suspension or termination of employment.

10.  Miscellaneous

     (a)  This  Code,  and any  material  changes  hereto,  are  subject  to the approval of the board of  directors/trustees  of each Fund,  including approval by a majority of the Disinterested Trustees. Each board shall base its  approval  of the Code,  and of any  material  changes to the
          Code, on a determination that the Code contains provisions  reasonably necessary  to prevent  Access  Persons  from  engaging  in any conduct prohibited  by sections 2 and 3 of the Code.  Prior to  approving  the
          Code, the boards of  directors/trustees  must receive a  certification from the  Funds,  Advisors  and  Distributor  that they  have  adopted
          procedures   reasonably  necessary  to  prevent  Access  Persons  from
          violating the Code. The Funds' boards must approve any material change to the Code not later than six months after adoption of such change.

     (b)  The Ethics  Committees  shall have the authority,  (1) with respect to any specific transaction, to exempt any person or class of person from any  portion of this Code so long as (i) the  provision  for which the exemption is proposed to be granted is not one required by Rule 17j-1, and (ii) counsel to the Funds or Advisors, as applicable, concurs with the exemption; and (2) to adopt interpretive positions with respect to any provision of this Code in consultation with counsel for the Funds.
          Any such action shall be based on a good faith  determination that (i)
          such  exemption or  interpretation  is  consistent  with the fiduciary principles  set  forth  in this  Code  and  Rule  17j-1;  and (ii) the likelihood  of any abuse of the Code as a result of such  exemption or interpretation is remote.  The Ethics Committee also may base any such determination  on the advice of counsel that a particular  application of all or any portion of the Code is not legally required.

     (c)  This Code is designed for the internal use of the Funds,  Advisors and
          Distributor  in meeting their  fiduciary and other  obligations  under applicable securities law. This Code may include reports or procedures that are more  stringent  than those  required by law. No violation or apparent  violation of this Code shall create any presumption  that an
          Access Person has violated any law.

                                   * * * * *
                           EXHIBIT A TO CODE OF ETHICS

Form for Approval of Securities Purchases and/or Sales

I hereby  request  approval to purchase or sell the  securities  listed below. I understand  that if this  request is  denied,  I may not  purchase  or sell such securities for myself or others until I receive approval at a later date.

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Co. Name/Ticker  Security Type   Buy or Sell   No. of Shares  Date
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                       (Print) Name
                                        ----------------------------------------

                       Signature
                                        ----------------------------------------

                       Date
                                        ----------------------------------------

                       Approved
                                        ----------------------------------------
                                        President or Executive Vice President

                       Denied
                                        ----------------------------------------
                                        President or Executive Vice President

                       Date
                                        ----------------------------------------

                       Received by:
                                        ----------------------------------------
                                        Legal or Compliance Officer